Registration No. 333 - _________

As filed with the Securities and Exchange Commission on December 21, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEC PHARMA LTD.

(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or Organization)	Identification No.)

12 Hartom Street

Har Hotzvim, Jerusalem 9777512, Israel

(+972) (2) 586-4657

(Address of principal executive offices)

Intec Pharma Ltd. 2015 Equity Incentive Plan

(Full title of the plan)

Intec Pharma, Inc.

1745 Broadway - 17th Floor

New York, NY 10019

(646) 374-8050

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Shachar Hadar, Adv.

Meitar Liquornik Geva Leshem Tal
16 Abba Hillel Silver Rd.

Ramat Gan 5250608 Israel

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, no par value	2,100,000	(1)	$4.925	(2)	$10,342,500	(2)	$1,288

(1) This registration statement on Form S-8 (this “Registration Statement”) covers 2,100,000 ordinary shares, no par value (the “Shares”) of Intec Pharma Ltd. (the “Registrant” or “Company” ), which may be issued under the Registrant’s 2015 Equity Incentive Plan (the “Plan” ). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding Ordinary Shares.

(2) Calculated pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per ordinary share is $4.925, which represents the average of the high and low prices per share of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on December 19, 2017.

EXPLANATORY NOTE

This Registration Statement registers an additional 2,100,000 Shares of the Company, which may be issued under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-209700 and 333-209700) relating to the Plan, filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2016 and on August 1, 2016, respectively, as amended by Post-Effective Amendments No. 1, filed with the Commission on April 7, 2017, are incorporated herein by reference except for Items 3 and 8 of the Company’s Registration Statement, which are included in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 20-F for the fiscal year ended on December 31, 2016, filed with the Commission on April 7, 2017;

(b)	The description of the Company’s Ordinary Shares contained in Item 1 of the registration statement on Form 8-A (File No. 001-37521), filed with the Commission on July 28, 2015; and

(c)	Our Reports on Form 6-K furnished to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on April 11, 2017, April 19, 2017, April 27, 2017, May 3, 2017, May 24, 2017, June 1, 2017 (regarding the results of the Special General Meeting of Shareholders held on June 1, 2017), July 10, 2017, July 19, 2017, July 27, 2017, August 3, 2017, August 9, 2017 (exhibits 99.1 and 99.2 only), August 21, 2017, October 26, 2017, November 6, 2017, November 15, 2017 (exhibits 99.1 and 99.2 only) and December 11, 2017.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and certain Reports on Form 6-K furnished by the Company to the Commission (which indicate on their cover pages that they are incorporated herein by reference), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents or reports, to the extent not superseded by documents or reports subsequently filed or made.

Item 8. Exhibits

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on the 21st day of December, 2017.

INTEC PAHRMA LTD.

By:	/s/ Jeffrey A. Meckler
Name: Jeffery A. Meckler
Title: Chief Executive Officer and Vice Chairman

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Jeffrey A. Meckler and Nir Sassi, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 21st day of December, 2017.

Signature	Title

/s/ John W. Kozarich	Chairman of the Board of Directors
John W. Kozarich

/s/ Jeffery A. Meckler	Chief Executive Officer and Vice Chairman (principal executive officer)
Jeffery A. Meckler

/s/ Nir Sassi	Chief Financial Officer (principal financial and accounting officer)
Nir Sassi

/s/ Gil Bianco	Director
Gil Bianco

/s/ Hila Karah	Director
Hila Karah

/s/ Issac Silberman	Director
Issac Silberman

/s/ Anthony J. Maddaluna	Director
Anthony J. Maddaluna

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Intec Pharma Ltd. has signed this Registration Statement on this 21st day of December, 2017.

INTEC PHARMA, INC.

By:	/s/ Nir Sassi
Name: Nir Sassi
Title: Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

5.1*	Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of the securities being registered.

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), independent registered public accounting firm, a member firm of PricewaterhouseCoopers International Limited.

23.2*	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Intec Pharma Ltd. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-8 (File No. 333-204836), filed with the Commission on February 25, 2016).

* Filed herewith.